UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2013

TRIDENT BRANDS INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	000-53707	20-1367322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Third Floor, Olde Towne Marina, Sandyport Nassau, Bahamas		SP-63777
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 888.593.0181

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 7.01 Regulation FD Disclosure

On August 1, 2013, the directors of Trident Brands Incorporated (the “Company”) approved the adoption of a 2013 Stock Option Plan which permits the Company to issue up to 4,200,000 shares of its common stock to directors, officers, employees and consultants of the Company upon the exercise of stock options granted under the 2013 Stock Option Plan.

December 23, 2013, the Company entered into a Deed of Assignment Agreement with Everlast World’s Boxing Headquarters Corp., International Brand Management Limited, Sports Nutrition Products, Inc. and Manchester Capital, Inc. wherein Everlast, International Brand, Sports Nutrition and Manchester Capital are parties to a trade mark license and Sports Nutrition, a New York corporation, has assigned its interest in the trade mark license to the Company.

Pursuant to the terms of the assignment agreement, Sports Nutrition assigns all of its rights, title, interest and benefit to the trade mark license to the Company effective December 23, 2013 and the Company will assume all of the obligations of Sports Nutrition under the license agreement through Sports Nutrition’s wholly owned subsidiary, Sports Nutrition Products Inc., a Nevada corporation. The Company shall remain responsible to Everlast and International Brand for all acts and omissions of the subsidiary, Sports Nutrition Products Inc.

Item 9.01 Financial Statements and Exhibits

10.1 2013 Stock Option Plan
10.2 Form of Stock Option Agreement
10.3 Deed of Assignment Agreement dated December 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIDENT BRANDS INCORPORATED

/s/ Mark Holcombe
Mark Holcombe
President and Director

Date: January 20, 2014